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EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (File No. 333-81320) and the Registration Statements on Form S-8 (File Nos. 333-60004 and 333-35450), of our report dated March 17, 2006 relating to our audit of the financial statements of PacificHealth Laboratories, Inc. included in the 2005 annual report on Form 10-KSB.


Weiser LLP

New York, New York
March 17, 2006